AGREEMENT

      THIS AGREEMENT, made and entered into this First day of August 2004, by and between Nuvotec USA, Inc. (hereinafter "Nuvotec USA"), and Vivid Learning Systems, Inc. (hereinafter "Vivid").

      WHEREAS, Nuvotec USA is the holder of eighty percent (80%) of Vivid and as such has consolidated financials;

      WHEREAS, the Nuvotec, Inc. banking relationship with Key Bank is being transferred over to Nuvotec USA, said banking relationship with Key Bank for various purposes including the administration of a line of credit;

      WHEREAS, Nuvotec USA intends to provide Vivid funding based on said line of credit;

      NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties hereto agree as follows:

1. It is acknowledged by the parties that Vivid will receive funding from Nuvotec USA based on said line of credit and in return Vivid shall operate within the terms of the Key Bank- Nuvotec USA line of credit.

2. The Key Bank- Nuvotec USA line of credit documentation and all terms and conditions thereto are hereby incorporated by reference.

3. Vivid shall pay Nuvotec USA interest at the rate as noted in the Key Bank-Nuvotec USA line of credit agreement. In all instances, Vivid shall make best efforts to pay-down outstanding line of credit balances in as aggressive manner as cash flow permits.

4. This Agreement shall not be amended, modified or extended, nor shall any waiver of any right hereunder be effective unless set forth in a document executed by the parties.

5. This Agreement contains all of the agreements, representations, and understandings of the parties hereto and supersedes and replaces any and all previous understandings, commitments, or agreements, oral or written, related to the Nuvotec USA line of credit.

6. If any part, term or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions of provisions shall not be affected thereby.

7. This Agreement shall be enforced and interpreted under the laws of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, each of which shall be considered an original, as of the day and year first written above.


NUVOTEC USA, INC.                           VIVID LEARNING SYSTEMS, INC.

/s/ Robert L. Ferguson                      /s/ Kevin A. Smith
---------------------------------           ------------------------------------
Robert L. Ferguson                          Kevin A. Smith
Chairman & CEO                              President & CEO